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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): February 1, 1998

                           HARVEYS CASINO RESORTS
              (Exact name of registrant as specified in its charter)

          Nevada                       1-12802                  88-0066882
(State or other jurisdiction    (Commission file number)      (IRS Employer
of incorporation)                                         Identification Number)

                        Highway 50 & Stateline Avenue
                                 P.O. Box 128
                           Lake Tahoe, Nevada 89449
                    (Address of principal executive offices)


       Registrant's telephone number, including area code:  (702) 588-2411


                                  Inapplicable
           (Former name or former address, if changed since last report)

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Item 5.  Other Events

On February 1, 1998, the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement, the Registrant has agreed to merge with an affiliate of Colony Capital, Inc. of Los Angeles, California ("Colony Capital"). The all-cash transaction values each of the approximately 10.8 million fully diluted common shares of the Registrant at $28. Closing of the merger is subject to a number of conditions, including approval by the stockholders of at least two-thirds of the Registrant's common shares and receipt of all necessary regulatory approvals, including the approvals of Nevada, Colorado and Iowa gaming authorities. Stockholders owning approximately 40% of the Registrant's outstanding common shares, including the Registrant's largest stockholder, have agreed to vote in favor of the transaction. If the merger has not closed by September 1, 1998, the Registrant's stockholders would receive additional consideration under certain circumstances.

As permitted under Item 601(b) of Regulation S-K, the Merger Agreement is filed herewith without the disclosure schedules. The Registrant will supply a copy of any omitted schedule or similar attachment to the Commission upon request.

In addition, the joint press release of the Registrant and Colony Capital, dated February 2, 1998, is filed as Exhibit 99.1 hereto and is incorporated by reference.

Item 7.  Exhibits

2.1    Agreement and Plan of Merger, dated February 1, 1998.

99.1   Press release, dated February 2, 1998.


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   HARVEYS CASINO RESORTS


                                   /s/ John J. McLaughlin
                                   --------------------------------
                                   Senior Vice President,
                                   Chief Financial Officer
                                   and Treasurer




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                                 EXHIBIT INDEX

Exhibit No.   Description                                              Page No.
-----------   -----------                                              --------

2.1           Agreement and Plan of Merger, dated February 1, 1998

99.1          Press release, dated February 2, 1998